Exhibit 99.1

CPI INTERNATIONAL ANNOUNCES FISCAL 2016 FINANCIAL RESULTS

PALO ALTO, Calif. - December 14, 2016 - CPI International Holding Corp., the parent company of CPI International, Inc. (CPI), today announced financial results for its fiscal year 2016, which ended on September 30, 2016.
“The second half of fiscal 2016 was very strong for CPI, offsetting the somewhat slow start to the year that was caused by delays in the placement of government orders. These delays have eased somewhat and business conditions strengthened as the year progressed. As we enter fiscal 2017, our defense market remains healthy, our communications market is strong and our medical market is beginning to rebound,” said Joe Caldarelli, chief executive officer. “Additionally, over the course of the year, we announced several noteworthy, large programs that were awarded to CPI, promising not only ongoing shipments but also fostering our research and development activities and expanding our capabilities in microwave and millimeter wave technologies.”
Orders and Sales
CPI’s total orders and sales were at the highest levels in its history in fiscal 2016. In addition, orders in each of the company’s three largest markets were at or near record levels. Sales in the defense and communications markets set new records, as well.
CPI booked orders totaling $501 million in fiscal 2016, a 14 percent increase from the $437 million booked in the prior year. Orders increased in the defense, medical and communications markets.
Sales in fiscal 2016 totaled $495 million, a 10 percent increase from the $448 million generated in the previous year. Sales increased in the defense and communications markets, but decreased in the medical market.
CPI ASC Signal Division contributed approximately $50 million in orders and approximately $47 million in sales to fiscal 2016. The significant majority of CPI ASC Signal Division’s business is in the communications market; the remainder is in the radar segment of the defense market.
Net Income and Adjusted EBITDA
CPI generated net income totaling $5.7 million in fiscal 2016, a 16 percent increase from the $4.9 million generated in the prior year.
The company’s adjusted EBITDA totaled $86.1 million in fiscal 2016, a nine percent increase from the $79.1 million generated in fiscal 2015.
The increases in net income and adjusted EBITDA were primarily the result of higher sales volume in fiscal 2016, particularly from the ASC Signal Division.
Defense Market
In fiscal 2016, CPI’s orders in the defense market increased one percent to $177 million. This increase was primarily the result of higher orders for a variety of radar programs, including the Aegis radar systems, and for an airborne electronic countermeasure system.
Defense sales increased three percent to $186 million. The inclusion of sales from the ASC Signal Division and higher sales for radar programs, including the Aegis radar systems, were the primary reasons for this increase.

Communications Market
CPI’s orders in the communications market totaled $217 million in fiscal 2016, increasing 35 percent from the prior year. The inclusion of military and commercial communications orders from the ASC Signal Division was responsible for approximately 60 percent of this increase. Additionally, military communications orders increased due to higher demand for radomes to support a shipboard program and for advanced tactical common data link (TCDL) antenna products for unmanned aerial vehicle programs. Commercial communications orders increased due to strong demand for satellite communications programs, particularly to support high-throughput satellite (HTS) systems and other fixed satellite service (FSS) applications.
Sales in the communications market totaled $210 million, an increase of 27 percent from fiscal 2015. The increase was driven by the inclusion of antenna product sales from CPI ASC Signal Division and strong sales of high-power amplifiers from the Satcom Division, partially offset by lower sales of advanced antennas from the Malibu Division.
Medical Market
In the medical market, orders totaled $80.8 million, an increase of 17 percent from fiscal 2015. The increase was primarily the result of higher orders for radiation therapy products, largely stemming from the receipt of multi-year orders in fiscal 2016. Orders for x-ray imaging and MRI products decreased.
Medical sales were $59.6 million in fiscal 2016, a 12 percent decrease from the prior year. Lower sales of x-ray imaging products for foreign customers and lower sales of MRI products contributed to this decrease. Sales of radiation therapy products increased.
Cash Flow
As of September 30, 2016, CPI’s cash and cash equivalents totaled $50.2 million, increasing from $37.5 million as of the prior year end.
In fiscal 2016, the company’s cash flow from operating activities was $26.1 million. Free cash flow totaled $20.2 million. Adjusted free cash flow was $29.1 million.
Financial Community Conference Call
In conjunction with this announcement, CPI will hold a conference call on Thursday, December 15, 2016 at 11:00 a.m. (EST) that will be broadcast simultaneously on the company’s Web site. To participate in this conference call, please dial (800) 649-5127, or (253) 237-1144 for international callers, enter conference ID 23563691 and ask for the CPI International Fiscal 2016 Financial Results Conference Call. To access the Web cast, please visit http://investor.cpii.com and click “Events.”
About CPI International Holding Corp.
CPI International Holding Corp., headquartered in Palo Alto, California, is the parent company of CPI International, Inc., which is the parent company of Communications & Power Industries LLC and Communications & Power Industries Canada Inc. Together, Communications & Power Industries LLC and Communications & Power Industries Canada Inc. develop, manufacture and globally distribute components and subsystems used in the generation, amplification, transmission and reception of microwave signals for a wide variety of systems including radar, electronic warfare and communications (satellite and point-to-point) systems for military and commercial applications, specialty products for medical diagnostic imaging and the treatment of cancer, as well as microwave and RF energy generating products for various industrial and scientific pursuits.

Non-GAAP Supplemental Information
EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow presented here are non-generally accepted accounting principles (GAAP) financial measures. EBITDA represents earnings before net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude stock-based compensation expenses, certain acquisition-related and non-ordinary course professional expenses, Veritas Capital management fees and purchase accounting expenses. EBITDA margin represents EBITDA divided by sales. Adjusted EBITDA margin represents adjusted EBITDA divided by sales. Free cash flow represents net cash provided by operating activities minus capital expenditures and patent application fees. Adjusted free cash flow represents free cash flow further adjusted to exclude certain acquisition-related items, non-ordinary course professional expenses and sponsor management fees, net of any tax benefits.
CPI believes that GAAP-based financial information for leveraged businesses, such as the company’s business, should be supplemented by EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow so that investors better understand the company’s operating performance in connection with their analysis of the company’s business. In addition, CPI’s management team uses EBITDA and adjusted EBITDA to evaluate the company’s operating performance, to monitor compliance with its senior credit facility, to make day-to-day operating decisions and as a component in the calculation of management bonuses. Other companies may define EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow differently and, as a result, the company’s measures may not be directly comparable to EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow of other companies. Because EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow do not include certain material costs, such as interest and taxes in the case of EBITDA-based measures, necessary to operate the company’s business, when analyzing the company’s business, these non-GAAP measures should be considered in addition to, and not as a substitute for, net income (loss), net cash provided by (used in) operating activities, net income margin or other statements of income or statements of cash flows data prepared in accordance with GAAP.

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Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, beliefs or forecasts of future events. Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward-looking statements. These factors include, but are not limited to, competition in our end markets; our significant amount of debt; changes or reductions in the U.S. defense budget; currency fluctuations; goodwill impairment considerations; customer cancellations of sales contracts; U.S. Government contracts; export restrictions and other laws and regulations; international laws; changes in technology; the impact of unexpected costs; the impact of a general slowdown in the global economy; the impact of environmental or zoning laws and regulations; and inability to obtain raw materials and components. These and other risks are described in more detail in our periodic filings with the Securities and Exchange Commission. As a result of these uncertainties, you should not place undue reliance on these forward-looking statements. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

Contact:
Amanda Mogin, Communications & Power Industries, investor relations, 650.846.3998, amanda.mogin@cpii.com

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONSOLIDATED
STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)

	Three Months Ended		Twelve Months Ended
	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015
Sales	$134,053	$119,381	$494,632	$447,664
Cost of sales, including $0, $150, $906 and $1,539 of utilization of net increase in cost basis of inventory due to purchase accounting, respectively	96,179	85,103	355,590	322,081
Gross profit	37,874	34,278	139,042	125,583
Operating costs and expenses:
Research and development	3,708	3,560	15,944	14,930
Selling and marketing	6,039	5,521	25,465	22,539
General and administrative	7,912	8,295	31,044	31,529
Amortization of acquisition-related intangible assets	3,378	2,718	13,792	10,355
Total operating costs and expenses	21,037	20,094	86,245	79,353
Operating income	16,837	14,184	52,797	46,230
Interest expense, net	9,746	9,194	39,054	36,506
Income before income taxes	7,091	4,990	13,743	9,724
Income tax expense	5,122	3,383	7,997	4,785
Net income	1,969	1,607	5,746	4,939

Other comprehensive income (loss), net of tax
Unrealized income (loss) on cash flow hedges, net of tax	(422)	(580)	2,655	(1,268)
Unrealized actuarial loss and amortization of prior service cost for pension liability, net of tax	(34)	(74)	(34)	(74)
Total other comprehensive income (loss), net of tax	(456)	(654)	2,621	(1,342)
Comprehensive income	$1,513	$953	$8,367	$3,597

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	September 30, 2016	October 2, 2015(1)
Assets
Current assets:
Cash and cash equivalents	$50,152	$37,514
Restricted cash	1,559	1,681
Accounts receivable, net	63,059	61,750
Inventories	105,457	103,276
Prepaid and other current assets	5,877	6,200
Total current assets	226,104	210,421
Property, plant, and equipment, net	72,942	78,592
Intangible assets, net	247,289	263,273
Goodwill	216,549	215,434
Other long-term assets	1,997	3,424
Total assets	$764,881	$771,144

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$10,051	$3,100
Accounts payable	32,450	30,349
Accrued expenses	28,212	44,106
Product warranty	5,992	5,304
Income taxes payable	3,055	1,154
Advance payments from customers	11,232	13,037
Total current liabilities	90,992	97,050
Deferred tax liabilities	89,059	91,227
Long-term debt:
Principal, less current portion	535,199	545,250
Less unamortized discount	(2,585)	(4,400)
Less unamortized debt issuance costs	(8,214)	(11,084)
Long term debt, net of discount and debt issuance costs	524,400	529,766
Other long-term liabilities	4,755	6,384
Total liabilities	709,206	724,427
Commitments and contingencies
Stockholders’ equity:
Common stock ($0.01 par value, 2 shares authorized: 1 share issued and outstanding)	—	—
Additional paid-in capital	27,156	26,565
Accumulated other comprehensive income (loss)	626	(1,995)
Retained earnings	27,893	22,147
Total stockholders’ equity	55,675	46,717
Total liabilities and stockholders’ equity	$764,881	$771,144

(1) Certain prior year amounts have been reclassified to conform to the current year presentation.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended
	September 30, 2016	October 2, 2015
Cash flows from operating activities
Net income	$5,746	$4,939
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,750	12,004
Amortization of intangible assets	14,684	11,315
Change in fair value of contingent consideration	300	2,100
Amortization of deferred debt issue costs	2,934	2,588
Amortization of discount on long-term debt	1,815	1,572
Utilization of net increase in cost basis of inventory due to purchase accounting	906	150
Non-cash defined benefit pension income	(3)	(68)
Stock-based compensation expense	637	976
Allowance for doubtful accounts	4	612
Deferred income taxes	(2,651)	(4,307)
Net loss on the disposition of assets	46	171
Net loss (gain) on derivative contracts	778	(628)
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Restricted cash	122	117
Accounts receivable	(1,313)	(11,024)
Inventories	(3,133)	3,703
Prepaid and other current assets	(264)	1,710
Other long-term assets	542	59
Accounts payable	2,101	(326)
Accrued expenses	(4,084)	(2,793)
Contingent consideration liability	(5,700)	—
Product warranty	89	134
Income tax payable, net	3,219	1,774
Advance payments from customers	(1,805)	(3,277)
Other long-term liabilities	(590)	(917)
Net cash provided by operating activities	26,130	20,584

Cash flows from investing activities
Proceeds from sale of available-for-sale securities	298	—
Capital expenditures	(5,963)	(6,535)
Acquisition, net of cash acquired	(363)	(50,377)
Net cash used in investing activities	(6,028)	(56,912)

Cash flows from financing activities
Payment of contingent consideration	(4,300)	—
Borrowings under Term Loan	—	27,440
Payment of debt issue costs	(64)	(1,115)
Repayment of borrowings under First Lien Term Loan	(3,100)	(3,100)
Net cash provided by (used in) financing activities	(7,464)	23,225

Net increase (decrease) in cash and cash equivalents	12,638	(13,103)
Cash and cash equivalents at beginning of period	37,514	50,617
Cash and cash equivalents at end of period	$50,152	$37,514

Supplemental cash flow disclosures
Cash paid for interest	$34,610	$32,343
Cash paid for income taxes, net of refunds	$7,429	$7,318
Unpaid purchase consideration	$—	$363
Decrease (increase) in accrued capital expenditures	$143	$(156)

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
EBITDA and Adjusted EBITDA
(All dollar amounts in thousands - unaudited)

		Three Months Ended		Twelve Months Ended
		September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015
Net income		$1,969	$1,607	$5,746	$4,939
Depreciation and amortization		6,504	5,779	26,434	23,319
Interest expense, net		9,746	9,194	39,054	36,506
Income tax expense		5,122	3,383	7,997	4,785
EBITDA		23,341	19,963	79,231	69,549

Adjustments:
Stock-based compensation expense	(1)	20	239	637	976
Acquisition-related and non-ordinary course professional expenses	(2)	899	2,219	2,343	6,042
Purchase accounting expenses	(3)	79	166	1,282	166
Veritas Capital annual management fee	(4)	759	663	2,606	2,411
Total adjustments		1,757	3,287	6,868	9,595
Adjusted EBITDA		$25,098	$23,250	$86,099	$79,144

EBITDA margin	(5)	17.4%	16.7%	16.0%	15.5%
Adjusted EBITDA margin	(6)	18.7%	19.5%	17.4%	17.7%
Net income margin	(7)	1.5%	1.3%	1.2%	1.1%

(1)		Represents compensation expense for Class B membership interests by certain members of management and independent directors in the company’s parent, CPI International Holding LLC.
(2)
Represents transaction costs related to the evaluation, negotiation, closing and integration of acquisitions, as well as costs related to other special projects. Costs include fees for attorneys and other professional services, as well as expenses related to the integration of operations into those of CPI and charges for an increase in the fair value of the Radant Technologies contingent consideration liability.

(3)		Represents non-cash charges for utilization of the net increase in cost basis of inventory and net decrease in deferred revenue that resulted from purchase accounting in connection with acquisitions.
(4)		Represents a management fee payable to Veritas Capital for advisory and consulting services.
(5)		Represents EBITDA divided by sales.
(6)		Represents adjusted EBITDA divided by sales.
(7)		Represents net income divided by sales.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
Free Cash Flow and Adjusted Free Cash Flow
(All dollar amounts in thousands - unaudited)

		Twelve Months Ended
		September 30, 2016
Net cash provided by operating activities		$26,130
Cash capital expenditures		(5,963)
Free cash flow		20,167

Adjustments:
Cash paid for acquisition-related and non-ordinary course professional expenses	(1)	8,586
Cash paid for Veritas Capital management fee	(2)	2,377
Tax benefit from above adjustments	(3)	(2,000)
Total adjustments		8,963
Adjusted free cash flow		$29,130

Net income		$5,746

(1)
Represents transaction costs related to the evaluation, negotiation, closing and integration of acquisitions, payment of a contingent consideration to the former owners of Radant Technologies and costs related to other special projects. Costs include fees for attorneys and other professional services, as well as expenses related to integration of acquired operations into those of CPI.

(2)		Represents a management fee paid to Veritas Capital for advisory and consulting services.
(3)		Represents the tax benefit from the adjustments described in footnotes 1 and 2.